UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ENANTA PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ENANTA PHARMACEUTICALS, INC.

500 ARSENAL STREET

WATERTOWN, MASSACHUSETTS 02472

(617) 607-0800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 6, 2014

The 2014 Annual Meeting of Stockholders of Enanta Pharmaceuticals, Inc. (“Enanta”), a Delaware corporation, will be held at the offices of Edwards Wildman Palmer LLP, 111 Huntington Avenue, Boston, Massachusetts 02199, at 3:00 p.m. local time on Thursday, February 6, 2014, for the following purposes:

1.	To elect two Class I directors to serve until the 2017 Annual Meeting of Stockholders.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Enanta’s independent registered public accounting firm for the 2014 fiscal year.

3.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

The record date for the Annual Meeting is January 3, 2014. Accordingly, only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the meeting, please complete your proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the meeting and wish to vote in person, your proxy will not be used.

By order of the Board of Directors,

Nathaniel S. Gardiner

Secretary

January 10, 2014

*************

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 6, 2014

This Proxy Statement and our Annual Report are available online at the “Investors – Calendar of Events” section of our website at www.enanta.com. To obtain directions to the offices of Edwards Wildman Palmer LLP in order to attend the annual meeting in person, please visit the “Investors – Calendar of Events” section of our website at www.enanta.com or contact Investor Relations at (617) 607-0710.

ENANTA PHARMACEUTICALS, INC.

500 ARSENAL STREET

WATERTOWN, MASSACHUSETTS 02472

(617) 607-0800

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

We are soliciting proxies from our stockholders to vote at our 2014 Annual Meeting of Stockholders, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement. The annual meeting will be held at 3:00 p.m. local time on Thursday, February 6, 2014 at the offices of Edwards Wildman Palmer LLP, located at 111 Huntington Avenue, Boston, Massachusetts 02199. For directions to the offices of Edwards Wildman Palmer LLP in order to attend the annual meeting in person, please visit the “Investors – Calendar of Events” section of our website at www.enanta.com or contact Investor Relations at (617) 607-0710.

The proxy materials, including this proxy statement, the proxy card and our 2013 annual report to stockholders, are being distributed and made available on the Internet at the “Investors – Calendar of Events” section of our website at www.enanta.com on or about January 10, 2014.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

All references in this proxy statement to a particular year, e.g. 2013, refers to our twelve-month fiscal year ended September 30, 2013, unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these materials?

We are soliciting proxies for our annual meeting of stockholders to be held on Thursday, February 6, 2014. You are receiving a proxy statement because you owned shares of our common stock on January 3, 2013, the record date for the special meeting, and that ownership entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting.

When and where is the Annual Meeting?

The annual meeting will be held at the offices of Edwards Wildman Palmer LLP, located at 111 Huntington Avenue, Boston, Massachusetts 02199 at 3:00 p.m. on Thursday, February 6, 2014, or at any future date and time following an adjournment or postponement of the meeting.

What proposals will be voted on at the Annual Meeting?

The two proposals to be considered and voted on at the annual meeting, as set forth in the accompanying Notice of Annual Meeting of Stockholders, are (i) the election of two Class I directors, and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2014 fiscal year.

As far as we know, the only matters to be brought before the annual meeting are those referred to in this proxy statement. If any additional matters are presented at the annual meeting, the persons named as your proxies may vote your shares in their discretion.

Do I have to attend the meeting to vote?

No. If you want to have your vote count at the meeting, but not actually attend the meeting in person, you may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. The following summary outlines the various procedures for voting:

Stockholder of Record: Shares Registered in Your Name.

If on January 3, 2014 your shares were registered directly in your name with our transfer agent, then you are a stockholder “of record.” If you are a stockholder of record, you may vote in person at the annual meeting or by mail. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. Voting in person will revoke your proxy. There are two ways to vote:

•	To vote in person, please come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank.

If on January 3, 2014 your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then your shares are held in “street name” and you are the beneficial owner and not the record owner of the shares. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Please complete and mail that proxy card to ensure that your vote is counted. Alternatively, you may vote over the Internet, if instructed by your broker or bank that you may do so. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request such a proxy form.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on January 3, 2014, the record date, are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the meeting. On the record date, we had outstanding 17,965,929 shares of common stock, each of which is entitled to one vote upon each of the matters to be presented at the meeting.

See “Do I have to attend the meeting to vote” above for more information regarding voting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or present by proxy. On the record date, there were 17,965,929 shares outstanding and entitled to vote. Thus, 8,982,965 shares must be represented by stockholders present at the meeting in person or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions and broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker in “street name”, you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine on which your broker may vote shares held in street name in the absence of your voting instructions. Non-discretionary items are matters such as mergers, stockholder proposals, executive compensation and, elections of directors. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” our two nominees for director and “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2014 fiscal year.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy vote with a later date which must be delivered in person at the meeting or by mail or any other method specified by the record holder if your shares are held in street name.

•	You may send a written notice that you are revoking your proxy to our Secretary, Nathaniel S. Gardiner, c/o Enanta Pharmaceuticals, Inc. 500 Arsenal Street, Watertown, Massachusetts, 02472.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What is the vote required for a proposal to pass?

Proposal 1

The affirmative vote of the holders of a plurality of the shares represented in person or by proxy is required for the election of directors. Broker non-votes and proxies marked to withhold authority with respect to the election of one or more Class I directors will not be voted with respect to the director indicated. The two director nominees receiving the highest number of votes will be elected.

Proposal 2

The affirmative vote of the holders of a majority of votes cast at the meeting is required for approval of the vote to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2014 fiscal year. Proxies marked as abstentions on such matter will not be voted, although they will be counted for purposes of determining whether there is a quorum at the meeting. Abstentions and broker non-votes will have no effect on the voting outcome.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the Securities and Exchange Commission, or SEC, within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the annual meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to mailing the proxy materials, our officers, directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Officers, directors and employees will not be paid any additional compensation for soliciting proxies. We may also utilize the assistance of third parties in connection with our proxy solicitation efforts and we would compensate such third parties for their efforts.

Implications of being an “emerging growth company”.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups (JOBS) Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior March 31st, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Householding of Annual Meeting Materials.

Some banks, brokers and other nominee record holders may be “householding” our proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices, 500 Arsenal Street, Watertown, Massachusetts 02472, Attn: Investor Relations, telephone: (617) 607-0710. In the future, if you want to receive separate copies of the proxy statement or annual report to stockholders, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

No Appraisal Rights.

There are no appraisal rights associated with any of the proposals being considered at the annual meeting.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table and footnotes set forth certain information regarding the beneficial ownership of our common stock as of December 1, 2013 by (i) persons known by us to be beneficial owners of more than 5% of our common stock, (ii) each of our current executive officers named in the Summary Compensation Table included in “Executive Compensation” below, (iii) our current directors and (iv) all our current executive officers and directors as a group. The percentage of shares beneficially owned is computed on the basis of 17,951,644 shares of our common stock outstanding as of December 1, 2013.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock that a person has the right to acquire within 60 days of December 1, 2013 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Except as otherwise indicated in the footnotes below, we believe the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the footnotes below, the address of the beneficial owner is c/o Enanta Pharmaceuticals, Inc., 500 Arsenal Street, Watertown, MA 02472.

	Number of Shares Beneficially Owned
Beneficial Owner	Shares	Percent
TVM V Life Science Ventures GmbH & Co. KG and affiliated entities (1)	2,532,119	14.11%
OBP III – Holdings LLC and affiliated entities (2)	1,656,975	9.23%
Shionogi & Co., Ltd (3)	1,599,760	8.91%
AbbVie Inc. (4)	1,072,103	5.97%
HBM Healthcare Investments (Cayman) Ltd. (5)	1,000,000	5.57%
Jay R. Luly, Ph.D. (6)	783,661	4.26%
Yat Sun Or, Ph.D. (7)	428,706	2.34%
Paul J. Mellett (8)	257,600	1.42%
Ernst-Günter Afting, M.D., Ph.D. (9)	54,264	*
Stephen Buckley, Jr. (10)	5,413	*
Bruce L. A. Carter, Ph.D. (11)	514	*
Marc E. Goldberg (12)	554,467	3.09%
David Poorvin, Ph.D. (13)	46,338	*
Terry Vance (14)	15,551	*
All current directors and executive officers as a group (11 persons) (15)	2,139,653	11.26%

*	Less than 1%
(1)

Consists of (i) 523,044 shares beneficially owned by TVM IV GmbH & Co. KG (“TVM IV”) for which Friedrich Bornikoel, Hans Schreck, Alexandra Goll, and Helmut Schühsler, members of the investment committee of TVM IV, share voting and investment authority, and each of whom disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The address of each of these individuals is c/o TVM IV GmbH & Co. KG, Maximilianstrasse 35C, 80539 Munich, Germany; (ii) 391,381 shares beneficially owned by TVM Medical Ventures GmbH & Co. KG (“TVM Medical”) for which Alexandra Goll and Helmut Schühsler, members of the investment committee of TVM Medical, share voting and investment authority, and each of whom disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The address of each of these individuals is c/o TVM Medical Ventures GmbH & Co. KG, Maximilianstrasse 35C, 80539 Munich, Germany; and (iii) 1,484,745 shares beneficially owned by TVM V Life Science Ventures GmbH & Co. KG (“TVM V”) for which Hubert Birner, Stefan Fischer, Alexandra Goll, Axel Polack and Helmut Schühsler, members of the investment committee of TVM V, share voting and investment authority over the shares held by TVM V, and each of whom disclaim beneficial ownership of such shares except to the extent of any pecuniary interest therein. The address of each of these individuals is c/o TVM V Life Science Ventures GmbH & Co. KG, Maximilianstrasse 35C, 80539 Munich, Germany.
(2)	Consists of (i) 18,927 shares (“mRNA shares”) beneficially owned by mRNA – Holdings LLC (“mRNA”) for which mRNA Fund L.P. (“mRNA LP”) and Saints Capital Granite, L.P. (“Saints LP”), as members of mRNA, mRNA Partners, L.P, (“mRNA Partners”), as the general partner of mRNA LP, Saints Capital Granite, LLC (“Saints LLC”), as the general partner of Saints LP, each of Jonathan Fleming (“Fleming”) and Alan Walton (“Walton”), as the individual general partners of mRNA Partners, and each of Scott Halsted (“Halsted”), David P. Quinlivan (“Quinlivan”), and Kenneth B. Sawyer (“Sawyer”), managing managers of Saints LLC, share voting and investment control of the mRNA shares and may be deemed to beneficially own the mRNA shares. Each of Fleming, Walton, Sawyer, Quinlivan, and Halsted disclaims beneficial ownership of the shares referred herein except to the extent of their pecuniary interest therein, if any; (ii) 162,654 shares (“OBP (A) III Shares”) beneficially owned by OBP (Adjunct) III – Holdings LLC (“OBP (A) III”) for which Oxford Bioscience Partners (Adjunct) III L.P. (“OBP LP”) and Saints LP, as members of OBP (A) III, OBP Management III L.P, (“OBP Management III”), as the general partner of OBP LP, Saints LLC, as the general partner of Saints LP, each of Fleming and Walton, as the individual general partners of OBP Management III, and each of Halsted, Quinlivan, and Sawyer, as managing managers of Saints LLC, share voting and investment control of the OBP (A) III shares and may be deemed to beneficially own the OBP (A) III shares. Each of Fleming, Walton, Sawyer, Quinlivan, and Halsted disclaims beneficial ownership of the shares referred herein except to the extent of their pecuniary interest therein, if any; (iii) 227,443 shares (“OBP (B) III Shares”) beneficially owned by OBP (Bermuda) III – Holdings LLC (“OBP (B) III”) for which Oxford Bioscience Partners (Bermuda) III L.P. (“OBP (B) LP”) and Saints LP, as members of OBP (B) III, OBP Management (Bermuda) III L.P. (“OBP Management (B) III”), as the general partner of OBP (B) LP, Saints LLC, as the general partner of Saints LP, each of Fleming and Walton, as the individual general partners of OBP Management (B) III, and each of Halsted, Quinlivan, and Sawyer, as managing managers of Saints LLC, share voting and investment control of the OBP (B) III shares and may be deemed to beneficially own the OBP (B) III shares. Each of Fleming, Walton, Sawyer, Quinlivan, and Halsted disclaims beneficial ownership of the shares referred herein except to the extent of their pecuniary interest therein, if any; and (iv) 1,596,477 shares (“OBP III Shares”) beneficially owned by OBP III – Holdings LLC (“OBP III”) for which Oxford Bioscience Partners III L.P. (“OBP LP”) and Saints LLC, as members of OBP III, OBP Management III, as the general partner of OBP LP, Saints LLC, as the general partner of Saints LP, each of Fleming and Walton, as the individual general partners of OBP Management III, and each of Halsted, Quinlivan, and Sawyer, as managing managers of Saints LLC, share voting and investment control of the OBP III Shares and may be deemed to beneficially own the OBP III Shares. Each of Fleming, Walton, Sawyer, Quinlivan, and Halsted disclaims beneficial ownership of the shares referred herein except to the extent of their pecuniary interest therein, if any. The address of each of the individuals listed above is c/o Saints Capital Services, LLC, 475 Sansome Street Suite 1850, San Francisco, California 94111.
(3)	Voting and investment power over the shares held by Shionogi & Co., Ltd. is exercised by its Representative Directors (i.e., Motozo Shiono and Isao Teshirogi) or Vice President of Finance & Accounting Department (i.e., Yuji Hosogai) . The address of Shionogi & Co., Ltd. and the individuals listed above is c/o Shionogi & Co., Ltd. 1-8, Doshomachi 3-chome, Chuo-ku, Osaka 541-0045, Japan.
(4)	Voting and investment power over the shares held by AbbVie Inc. is exercised by its board of directors, which consists of William H.L. Burnside, Edward J. Rapp, Roy S. Roberts, Robert J. Alpern, M.D., Edward M. Liddy, Frederick H. Waddell, Roxanne S. Austin, Richard A. Gonzalez and Glenn F. Tilton. The address of AbbVie Inc. and the individuals listed above is c/o AbbVie Inc., 1 North Waukegan Road, North Chicago, Illinois 60064.
(5)	Voting and investment power over the shares held by HBM Healthcare Investments (Cayman) Ltd. is exercised by the board of directors of HBM Healthcare Investments (Cayman) Ltd. The board of directors of HBM Healthcare Investments (Cayman) Ltd. consists of Jean-Marc Lesieur, Sophia Harris, Richard Coles, Dr. Andreas Wicki and John Urquhart, none of whom has individual voting or investment power with respect to the shares. The address for HBM Healthcare Investments (Cayman) Ltd. and each of the individuals listed above is Governor’s Square, Suite#4-212-2, 23 Lime Tree Bay Ave., Grand Cayman, Cayman Islands.

(6)	Consists of (i) 329,819 shares of common stock and (ii) 453,842 shares of common stock underlying options that are exercisable as of December 1, 2013 or will become exercisable within 60 days after such date.
(7)	Consists of (i) 79,991 shares of common stock and (ii) 348,715 shares of common stock underlying options that are exercisable as of December 1, 2013 or will become exercisable within 60 days after such date.
(8)	Consists of (i) 84,265 shares of common stock and (ii) 173,335 shares of common stock underlying options that are exercisable as of December 1, 2013 or will become exercisable within 60 days after such date.
(9)	Consists of (i) 32,287 shares of common stock and (ii) 21,977 shares of common stock underlying options that are exercisable as of December 1, 2013 or will become exercisable within 60 days after such date.
(10)	Consists of 5,413 shares of common stock underlying options that are exercisable as of December 1, 2013 or will become exercisable within 60 days after such date.
(11)	Consists of 514 shares of common stock underlying options that are exercisable as of December 1, 2013 or will become exercisable within 60 days after such date.
(12)	Consists of 554,467 shares beneficially owned by BioVentures Investors Limited Partnership II, for which Mr. Goldberg may be deemed to share voting and investment control. Mr. Goldberg disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, if any.
(13)	Consists of 46,338 shares of common stock underlying options that are exercisable as of December 1, 2013 or will become exercisable within 60 days after such date.
(14)	Consists of (i) 13,295 shares of common stock and (ii) 2,256 shares of common stock underlying options that are exercisable as of December 1, 2013 or will become exercisable within 60 days after such date. Excludes securities beneficially owned by OBP III – Holdings LLC and affiliated entities as set forth in footnote 4. Mr. Vance is a Venture Partner of Saints Capital, an affiliated entity of OBP III – Holdings LLC, and does not have voting or investment control over these shares.
(15)	See Notes 6 through 14. Includes 1,094,124 shares of common stock and (ii) 1,052,390 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following December 1, 2013. As to disclaimers of beneficial ownership, see footnote 12 above.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and persons who own beneficially more than 10% of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in their ownership of our securities with the SEC. They must also furnish copies of these reports to us. Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that for 2013 our executive officers, directors and 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

PROPOSAL 1

Election of Directors

Our Board of Directors has fixed the number of directors at seven, which will be reduced to five effective after the resignations of Marc Goldberg and David Poorvin on February 5, 2014. Under our charter, our Board is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of one class expires, with their successors being subsequently elected to a three-year term, at each annual meeting of stockholders. At the 2014 annual meeting, the two nominees named in this proxy statement as Class I Directors will be elected to hold office for three years until their successors are elected and qualified. The Board has nominated Bruce L. A. Carter, Ph.D. and Jay R. Luly, Ph.D., for election as Class I Directors at the upcoming annual meeting. Dr. Carter is an independent director as defined by applicable NASDAQ Stock Market standards governing the independence of directors. Dr. Luly is our President and Chief Executive Officer so he is not considered independent. Each nominee has consented to serve, if elected. If any nominee is unable to serve, proxies will be voted for any replacement candidate nominated by our Board of Directors.

Votes Required

Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Broker non-votes and proxies marked to withhold authority with respect to one or more Class I directors will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

Nominees for Director and Current Directors

The following table contains biographical information as of December 1, 2013 about the nominees for Class I Director and current directors whose terms of office will continue after the annual meeting. Two of our current Class I directors, Marc Goldberg and David Poorvin, at their request are not being nominated for reelection at the upcoming annual meeting and will end their term of office effective as of February 5, 2014. Accordingly, Dr. Luly, who is currently a Class II Director, is being nominated to be elected as a Class I Director at the annual meeting. The table includes information provided by the continuing directors individually as to their age, current position, principal occupation and experience for the past five years, and the names of other publicly-held companies for which they currently serve as a director or have served as a director during the past five years.

Current SEC rules require us to discuss briefly the specific experience, qualifications, attributes or skills that led the Board to conclude that each director or nominee for director should serve on our Board of Directors. We have provided this discussion in a separate paragraph immediately below the biographical information provided for each director.

As you read the disclosure, please keep in mind that any specific qualification, attribute or skill that is attributed to one director should not necessarily imply that other directors do not possess that qualification, attribute or skill. Furthermore, this disclosure does not impose on any director any duties, obligations or liability that are greater than the duties, obligations, and liability imposed on each other member of the Board.

Because the discussion of the specific experience, qualifications, attributes or skills of a director is to be made each year in light of the Company’s business and structure at that time, the content of this discussion may change for one or more directors in future years.

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since
	Class I Directors (present term expires in 2014)
Bruce L. A. Carter, Ph.D. Age: 70	Bruce L.A. Carter, Ph.D. has served on our Board of Directors since November 2013. Dr. Carter is an Affiliate Professor in the Department of Biotechnology at the University of Washington, Seattle, Washington since 1986. He served as Executive Chairman of Immune Design Corp., a privately held biotechnology company, from November, 2009 to November, 2011 and he served as a director from 2000 to January 2009. Dr. Carter served as President and Chief Executive Officer of ZymoGenetics, Inc., a publicly-held biotechnology company (acquired by Bristol-Myers Squibb in October 2010). From 1994 to 1998, Dr. Carter was the Chief Scientific Officer of Novo Nordisk, a publicly-held pharmaceutical company. Previously he held positions in research at ZymoGenetics and G.D. Searle & Co. Ltd. Dr. Carter serves as a director of Dr. Reddy’s Laboratories Limited, a publicly-held pharmaceutical company and Immune Design Corp., a privately-held biotechnology company. Dr. Carter holds a Ph.D. in Microbiology from Queen Elizabeth College, University of London and a B.Sc. with Honors in Botany from the University of Nottingham, England.	2013

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since
We believe that Dr. Carter is qualified to serve on our board of directors due to his business and scientific experience as a pharmaceutical executive in Europe and the United States and as chief executive officer of a biotechnology company, in addition, to his experience as a director of several companies in our industry.

Class II Directors (present term expires in 2015)*
Jay R. Luly, Ph.D. Age: 57

Jay R. Luly, Ph.D., has served as our President and Chief Executive Officer and as a member of our board of directors since July 2003. Prior to joining Enanta, Dr. Luly was an Entrepreneur in Residence at Oxford Bioscience Partners. Before joining Oxford in March 2002, Dr. Luly held the positions of Senior Vice President, Research and Development Operations and Senior Vice President, Discovery Strategy and Operations at Millennium Pharmaceuticals following Millennium’s merger with LeukoSite, Inc., where he had served as Senior Vice President, Drug Discovery and Preclinical Development. Prior to joining LeukoSite, he held a number of senior drug discovery positions at Abbott Laboratories from 1983 to 1997. Dr. Luly received a B.S. from the University of Illinois, Urbana/Champaign and a Ph.D. in synthetic organic chemistry from the University of California, Berkeley.

We believe that Dr. Luly is qualified to serve on our board of directors due to his service as our President and Chief Executive Officer and his extensive knowledge of our company and industry.

2003

Terry Vance Age: 57

Terry Vance has served as a member of our board of directors since June 2011. Mr. Vance is currently Chief Business Officer of BioMotin, LLC, a drug development company affiliated with The Harrington Project. He is also currently a Venture Partner with Saints Capital, a direct secondary investment fund and the Managing Member of EGS Healthcare, a late-stage venture capital fund that he co-founded in 2000. Before starting EGS Healthcare, Mr. Vance was a founding partner in Eagle Advisors, which provided strategic advice to emerging biotechnology companies. Prior to Eagle, Mr. Vance was an investment banker, first with Salomon Brothers and then with Goldman Sachs, where he was a vice president in the Capital Markets Division. Mr. Vance received an AB from Princeton University and an MBA from Stanford University.

We believe that Mr. Vance is qualified to serve on our board of directors due to his business and financial experience as an investor and as an investment banker in our industry.

2011

* The board of directors has resolved that Dr. Luly shall become a Class I director effective on February 5, 2014 after the resignations of Mr. Goldberg and Dr. Poorvin, and accordingly have nominated him to be elected as a Class I director at the 2014 Annual Meeting of Stockholders.

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since
Class III Directors (present term expires in 2016)
Ernst-Günter Afting, M.D., Ph.D. Age: 71

Ernst-Günter Afting, M.D., Ph.D., has served as a member of our board of directors since 1995. Dr. Afting has been a member of the medical faculty at the University of Goettingen, Germany, since 1985. Dr. Afting was President and Chief Executive Officer of the GSF-National Research Center for Environment and Health GmbH, a government research center in Munich, Germany, from 1995 until he retired in 2006. Prior to joining GSF-National, he had served as President and Chief Executive Officer of Roussel UCLAF, a Paris-based pharmaceutical company, since 1993. From 1984 through 1993, Dr. Afting served as an executive in the Pharmaceutical Division of Hoechst Group, most recently as Chairman and Chief Executive Officer of the Divisional Pharmaceutical Board. Dr. Afting also served on the German National Advisory Committee on Health Research to the State Secretaries of Science, Technology and Health from 1996 to 2005 and on the Advisory Committee on Science and Technology for German Chancellor Helmut Kohl from 1996 to 1997. Since 2005, he is a member of the committee “New Technologies” to the secretary of economy of the state of Bavaria. Dr. Afting currently serves on the boards of Intercell AG, Olympus Europa GmbH and Sequenom, Inc. He received his Ph.D. in Chemistry and M.D. from the University of Freiburg/Breisgau, Germany.

We believe that Dr. Afting is qualified to serve on our board of directors due to his business and research experience, his service on governmental advisory committees and public company boards and his knowledge of our industry.

1995

Stephen Buckley, Jr. Age: 64

Stephen Buckley, Jr., was elected to our board of directors in 2012. Mr. Buckley was for 25 years a partner of Ernst & Young, where he led assurance and advisory teams serving public and private companies in life sciences and other technologies. Mr. Buckley led Ernst & Young’s Life Sciences Industry Practice of New England from 1991 to 2006, and was Director of its New England Entrepreneurial Services Group from 1991 to 2001. He was previously a partner in the Boston, Massachusetts office of Arthur Young until its merger into Ernst & Young in 1989. Mr. Buckley is a member of the American Institute of CPAs. Mr. Buckley received an A.B. from Bowdoin College and a Masters of Science Accounting from Northeastern University.

We believe that Mr. Buckley is qualified to serve on our board of directors due to his experience working with public and private companies in our industry on corporate finance and accounting matters.

2012

WE RECOMMEND A VOTE “FOR” EACH OF OUR TWO CLASS I DIRECTOR NOMINEES

PROPOSAL 2

Ratification of Independent Registered Public Accounting Firm

The firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, has audited our consolidated financial statements for each of the years ended September 30, 2013, 2012 and 2011. Our Audit Committee has appointed them to serve as our auditors for the fiscal year ending September 30, 2014. Detailed disclosure of the audit, tax and other fees we paid to PricewaterhouseCoopers LLP in 2013 and 2012 may be found in “Audit Fees” below. Based on these disclosures and information in the Audit Committee Report provided elsewhere in this proxy statement, our Audit Committee is satisfied that PricewaterhouseCoopers LLP is independent of management to perform its duties properly. Although not legally required to do so, our Board considers it desirable to seek, and recommends, stockholder ratification of our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2014. If the stockholders fail to ratify our selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of Enanta and its stockholders.

WE RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

CORPORATE GOVERNANCE

Board and Committee Matters

Board Leadership and Independence. Our Board of Directors has determined that each of the current directors, as well as those standing for re-election, are independent directors as defined by applicable NASDAQ Stock Market standards governing the independence of directors, except for Jay R. Luly, our President and Chief Executive Officer. Our bylaws and corporate governance guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. At the current time, we do not have a Chairman of the Board. Our Board of Directors believes that oversight of our company is the responsibility of our Board of Directors as a whole, and this responsibility can be properly discharged without a Chairman. The Chief Executive Officer is responsible for setting the strategic direction for our Company and the day-to-day leadership and performance of the Company.

Board Meetings and Committees. Our Board of Directors held 7 meetings during 2013, and the independent directors held executive sessions at 2 of the meetings of the Board. During 2013, each of the directors then in office, other than Dr. Verdine, attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Now that we are a public company, continuing directors and nominees for election as directors in a given year are required to attend the annual meeting of stockholders, barring significant commitments or special circumstances. This is our first annual meeting of stockholders since we became a public company in March 2013.

Stockholder Communications. Any stockholder wishing to communicate with our Board of Directors, a particular director or the chair of any committee of the Board of Directors may do so by sending written correspondence to our principal executive offices, to the attention of the Chair, Nominating and Corporate Governance Committee. All such communications will be delivered to the Board of Directors or the applicable director or committee chair.

During 2013, our Board of Directors had three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Audit Committee.

Our Audit Committee’s responsibilities include:

•	appointing, approving the compensation of and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our risk assessment and risk management policies;

•	establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the Audit Committee Report required by Securities and Exchange Commission, or SEC, rules.

The members of our Audit Committee are Drs. Afting and Poorvin and Messrs. Buckley and Goldberg. Mr. Buckley chairs the Audit Committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board has determined that Mr. Buckley is an Audit Committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Our Board has determined that each of Drs. Afting and Poorvin and Messrs. Buckley and Goldberg are independent under the applicable rules of NASDAQ and under the applicable rules of the SEC. The Audit Committee held 6 meetings during 2013. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the Audit Committee charter is available in the “Investors – Corporate Governance” section of the Company’s website at www.enanta.com.

Compensation Committee.

Our Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation; and

•	reviewing and discussing annually with management our executive compensation disclosure, and the Compensation Committee Report, required by SEC rules.

The current members of our Compensation Committee are Messrs. Goldberg and Vance and Dr. Carter. Mr. Goldberg chairs our Compensation Committee. Drs. Helmut Schühsler and Gregory Verdine were members of the Compensation Committee until their respective resignations as directors on November 22, 2013 and August 18, 2013. None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or Compensation Committee of any entity that has one or more executive officers on our Board or Compensation Committee. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of NASDAQ, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or Section 162(m). The Compensation Committee held 7 meetings during 2013. The Compensation Committee operates under a written charter adopted by the Board, which is available in the “Investors – Corporate Governance” section of our website at www.enanta.com.

Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors;

•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

•	reviewing and making recommendations to our board of directors with respect to our board leadership structure;

•	reviewing and making recommendations to our board of directors with respect to management succession planning;

•	developing and recommending to our board corporate governance principles; and

•	overseeing an annual self-evaluation by our board of directors.

The members of our Nominating and Corporate Governance Committee are Drs. Afting, Carter and Poorvin and Messrs. Buckley, Goldberg and Vance. Mr. Vance chairs the Nominating and Corporate Governance Committee. Drs. Helmut Schühsler and Gregory Verdine were members of the Nominating and Corporate Governance Committee until their respective resignations as directors on November 22, 2013 and August 18, 2013. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of NASDAQ relating to Nominating and Corporate Governance Committee independence. The Committee held 2 meetings during 2013. The Nominating and Corporate Governance Committee operates pursuant to a written charter, which is available in the “Investors – Corporate Governance” section of our website at www.enanta.com.

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and the Chief Executive Officer. It has also established a subcommittee consisting of Messrs. Vance and Buckley (the “Nominating Subcommittee”) to work with an independent recruiting firm and Dr. Luly to help identify and recruit additional candidates. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by the Board. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Matters-Stockholder Recommendations for Director Nominations.” The Nominating Subcommittee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Matters-Deadline for Stockholder Proposals and Director Nominations.”

The process used by the Nominating Subcommittee in 2013 is representative of the process the Board will likely use for future director searches. In 2013, the Nominating Subcommittee started the director search process by identifying a mix of types of experience and personal characteristics that the Nominating Subcommittee considered most valuable to complement the skills and experience of existing directors. Once the Nominating subcommittee had identified prospective nominees, the subcommittee then made an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination was based on the information provided to the subcommittee in a report from the recruiting firm, as well as the subcommittee’s own knowledge of the prospective candidate. The preliminary determinations were based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee could satisfy the evaluation factors described below. The subcommittee then evaluated the prospective nominees against the standards and qualifications set out in our Corporate Governance Guidelines, which include among others:

•	the extent to which the prospective nominee’s skills, experience and perspective add to the range of talent appropriate for the Board and whether such attributes are relevant to our business and industry;

•	the prospective nominee’s ability to dedicate the time and resources sufficient for the diligent performance of Board duties;

•	whether the prospective nominee meets the independence requirements and Audit Committee and Compensation Committee qualifications defined under applicable NASDAQ Stock Market standards and if appropriate, the Audit Committee financial expert requirements defined under applicable SEC rules and regulations; and

•	the extent to which the prospective nominee holds any position that would conflict with a director’s responsibilities to Enanta.

Although the Committee does not have a formal policy for considering diversity in identifying nominees for director, it has sought a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints, perspectives and skills.

If the Nominating Subcommittee’s initial evaluation was positive, the members of the Nominating Subcommittee each interviewed the candidate. Upon completion of this evaluation and interview process, the Nominating Subcommittee made a recommendation to the full Board as to whether the candidate should be nominated by the Board and invited other directors to interview the candidate in person or by phone. The Board then determined whether to approve the nominee after considering the recommendation and report of the Nominating Subcommittee.

In November 2013, the Nominating Subcommittee approved the director nominees for election at the 2014 annual meeting. The director nominees included Bruce L. A. Carter, Ph.D., who was elected to fill a vacancy on our Board of Directors upon the recommendation of the Nominating Subcommittee effective on November 22, 2013.

Risk Oversight. The Board’s role in our risk oversight process includes receiving reports from time to time from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks.

Certain Relationships and Related Transactions

Participation in Offering

Certain of our current stockholders, certain affiliates or limited partners of selected current stockholders, and two of our directors purchased an aggregate of 1,007,752 shares of common stock in our initial public offering at the initial public offering price.

Policy on Related Person Transactions

Our Board of Directors has adopted a written Policy on Related Person Transactions that sets forth our policies and procedures for the reporting, review, and approval or ratification of each related person transaction. Our Audit Committee is responsible for implementing this policy and determining that any related person transaction is in our best interests. The policy applies to transactions and other relationships that would need to be disclosed in this proxy statement as related person transactions pursuant to SEC rules. In general, these transaction and relationships are defined as those involving a direct or indirect interest of any of our executive officers, directors, nominees for director and 5% stockholders, as well as specified members of the family or household of any of these individuals or stockholders, where we or any of our affiliates have participated in the transaction (either as a direct party or by arranging the transaction) and the transaction involves more than $120,000. In adopting this policy, our Board expressly excluded from its coverage any transactions, among others, involving compensation of our executive officers or directors that it or our Compensation Committee has expressly approved. We have not engaged in any transactions with related persons since the beginning of our 2013 fiscal year.

Compensation Committee Interlocks and Insider Participation

During 2013, the Compensation Committee members were Messrs. Goldberg and Vance and Drs. Carter (whose term on the Committee began in November 2013), Schühsler (who resigned as of November 22, 2013) and Verdine (who resigned as of August 18, 2013), none of whom currently is, or formerly was, an officer or employee of Enanta. None of our executive officers served as a member of the Board of Directors or Compensation Committee of any other company that had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

EXECUTIVE OFFICERS

The following section provides biographical information as of December 1, 2013 about our current executive officers.

Name	Age	Position
Jay R. Luly, Ph.D.	57	President and Chief Executive Officer

Yat Sun Or, Ph.D.	62	Senior Vice President, Research & Development and Chief Scientific Officer

Paul J. Mellett	58	Senior Vice President, Finance & Administration and Chief Financial Officer

Jay R. Luly, Ph.D., has served as our President and Chief Executive Officer and as a member of our board of directors since July 2003. Prior to joining Enanta, Dr. Luly was an Entrepreneur in Residence at Oxford Bioscience Partners. Before joining Oxford in March 2002, Dr. Luly held the positions of Senior Vice President, Research and Development Operations and Senior Vice President, Discovery Strategy and Operations at Millennium Pharmaceuticals following Millennium’s merger with LeukoSite, Inc., where he had served as Senior Vice President, Drug Discovery and Preclinical Development. Prior to joining LeukoSite, he held a number of senior drug discovery positions at Abbott Laboratories from 1983 to 1997. Dr. Luly received a B.S. from the University of Illinois, Urbana/Champaign and a Ph.D. in synthetic organic chemistry from the University of California, Berkeley.

Yat Sun Or, Ph.D., has been our Senior Vice President, Research and Development and Chief Scientific Officer since November 1999. Prior to joining Enanta, Dr. Or held key leadership positions at Abbott Laboratories from 1985 to 1999, where he received two Chairman’s Awards for his outstanding research, which led to the discovery and development of immunosuppressant and antibacterial drugs. Prior to Abbott, Dr. Or was a member of the cardiovascular drug discovery team at Schering-Plough. Dr. Or received his Ph.D. in Organic Chemistry from the University of Chicago and completed Postdoctoral Fellowships at Ohio State University and Indiana University.

Paul J. Mellett has served as our Senior Vice President, Finance & Administration and Chief Financial Officer since September 2003. From April 2001 through August 2003, he held the position of Senior Vice President and Chief Financial Officer of Essential Therapeutics, Inc., a publicly-held biotechnology company that filed for reorganization under Chapter 11 of the U.S. bankruptcy code and was reorganized and taken private in October 2003. Previously, Mr. Mellett was the Chief Financial Officer and Vice President of Administration at GelTex Pharmaceuticals, Inc., a publicly held biotechnology company that was acquired by Genzyme Corporation in December 2000. From 1994 to 1997, Mr. Mellett served as Chief Financial Officer of Marshall Contractors, a construction management firm specializing in the pharmaceutical, biotechnology and semiconductor industries, which was acquired by Fluor Corporation in 1996. From 1977 to 1994, Mr. Mellett was employed with Deloitte & Touche LLP, a public accounting firm, and was promoted to Audit Partner in 1989. Mr. Mellett received a BS in Business Administration from Boston College in 1977.

EXECUTIVE COMPENSATION

This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “Summary Compensation Table” and the material factors relevant to an analysis of these policies and decisions. Our named executive officers for 2013 were as follows: Jay R. Luly, Ph.D., our President and Chief Executive Officer; Yat Sun Or, Ph.D, our Senior Vice President, Research & Development and Chief Scientific Officer; and Paul J. Mellett, our Senior Vice President, Finance & Administration and Chief Financial Officer.

Summary Compensation Table

The following table sets forth information regarding compensation earned during 2013 by our Chief Executive Officer, our Chief Scientific Officer and our Chief Financial Officer. Collectively, the persons for whom information is provided below are referred to in this proxy statement as our “Named Executive Officers”:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total Compensation ($)
Jay R. Luly, Ph.D.	2013	448,512	235,422	960,468	4,439	1,648,841
President and Chief Executive Officer	2012	407,482	213,914	145,736	4,439	771,571
	2011	397,110	173,491	35,208	4,421	610,230

Yat Sun Or, Ph.D.	2013	343,255	143,174	501,973	4,439	992,841
Senior Vice President, Research & Development and Chief Scientific Officer	2012	321,415	136,569	143,704	4,439	606,127
	2011	313,208	105,519	80,679	4,421	503,826

Paul J. Mellett	2013	305,624	114,603	499,527	4,439	924,193
Senior Vice President, Finance &	2012	284,168	117,261	54,651	4,439	460,519
Administration and Chief Financial Officer	2011	276,914	79,452	13,203	4,421	373,990

(1)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the fiscal year computed in accordance with the provisions of ASC 718.
(2)	Includes employer contributions under our 401(k) plan of $4,000 for each of our executive officers in fiscal 2013, 2012 and 2011. Also includes company-paid premiums for group term life insurance and accidental death and dismemberment insurance in the aggregate amount of $282, $282 and $264 for each of our executive officers in fiscal 2013, 2012 and 2011.

Narrative Disclosure to Summary Compensation Table

Amended and Restated Employment Agreements

In February 2013 we entered into amended and restated employment agreements, which became effective upon the closing of our initial public offering, with Dr. Luly, Dr. Or and Mr. Mellett that provide for base salaries at initial annual rates of $477,300, $355,900 and $314,000, respectively. In addition, according to the terms of their agreements, Dr. Luly, Dr. Or and Mr. Mellett are eligible for performance bonuses of up to 50%, 40% and 35% respectively, of their respective base salaries. The agreements with Dr. Luly, Dr. Or and Mr. Mellett also provide for severance benefits if their employment is terminated under specified circumstances.

Potential Payments Upon Termination or Change in Control

If Dr. Luly is terminated involuntarily without cause or constructively terminated, and such termination occurs within twelve months of a change in control transaction, these terms as defined in the agreements, he is entitled to the following: (i) a lump sum payment in an amount equal to the higher of (x) eighteen (18) months of his then current base salary or (y) eighteen (18) months of his base salary immediately prior to the effective date of the change in control, (ii) a lump sum payment equal to one hundred fifty percent (150%) of the target annual bonus for the period in which his employment is terminated and (iii) a continuation of benefit coverage for up to eighteen (18) months.

If either Dr. Or or Mr. Mellett is terminated involuntarily without cause or constructively terminated, and such termination occurs within twelve months of a change in control transaction, these terms as defined in the agreements, each is entitled to following: (i) a lump sum payment in an amount equal to the higher of (x) twelve (12) months of his then current base salary or (y) twelve (12) months of his base salary immediately prior to the effective date of the change in control, (ii) a lump sum payment equal to one hundred percent (100%) of the target annual bonus for the period in which his employment is terminated and (iii) a continuation of benefit coverage for up to twelve (12) months.

If Dr. Luly is terminated involuntarily without cause other than in connection with a change in control transaction or if he voluntarily terminates his employment for good reason, these terms as defined in the agreements, he is entitled to the following: (i) a lump sum payment in an amount equal to twelve (12) months of his then current base salary and (ii) a lump sum payment in an amount equal to one hundred percent (100%) of the target annual bonus for the period in which his employment is terminated and (iii) continuation of benefit coverage for up to twelve (12) months.

If Dr. Or or Mr. Mellett is terminated involuntarily without cause other than in connection with a change in control transaction or if either voluntarily terminates his employment for good reason, these terms as defined in the agreements, each is entitled to the following: (i) a lump sum payment in an amount equal to six (6) months of his then current base salary and (ii) continuation of benefit coverage for up to six (6) months.

In addition, upon a change of control transaction, as defined in the agreements, all stock options granted to Dr. Luly, Dr. Or or Mr. Mellett prior to November 7, 2012 shall immediately become fully vested and exercisable. Further, if any of Dr. Luly, Dr. Or or Mr. Mellett is involuntary terminated without cause or is constructively terminated, and such termination occurs within twelve months of a change of control transaction, these terms as defined in the agreements, all stock options granted to that executive on or after November 7, 2012 shall immediately become fully vested and exercisable.

Executive Compensation Elements

The following describes the material terms of the elements of our executive compensation program during 2013.

2013 Base Salaries

Beginning as of the closing of our initial public offering and through September 30, 2013, Dr. Luly, Dr. Or. and Mr. Mellett had their base salaries set at annual rates of $477,300, $355,900 and $314,000, respectively.

2013 Performance Bonuses

Each named executive officer is eligible for an annual performance bonus based upon the achievement of certain corporate performance goals and objectives approved by our Compensation Committee and individual performance.

Bonuses are set based on the executive officer’s base salary as of the end of the bonus year, and are expected to be paid out in the first quarter of the following year. Pursuant to their amended and restated employment agreements, Dr. Luly, Dr. Or and Mr. Mellett are eligible for performance bonuses of up to 50%, 40% and 35% of their respective base salaries. Our chief executive officer’s bonus is based entirely on performance relative to corporate objectives.

At the beginning of each year, the board of directors (considering the recommendations of management) sets corporate goals and milestones for the year. These goals and milestones and the proportional emphasis placed on each are set by our Compensation Committee after considering management input and our overall strategic objectives. These goals generally relate to factors such as research and development objectives and other factors primarily within management’s control. Our Compensation Committee determines the level of achievement of the corporate goals for each year. This achievement level is then applied to each named executive officer’s target bonus to determine that year’s total bonus award.

All final bonus payments to our named executive officers are determined by our Compensation Committee, which retains full discretion to adjust individual target bonus awards. The actual bonuses, if any, awarded in a given year may vary from target, depending on individual performance and the achievement of corporate objectives and may also vary based on other factors at the discretion of our Compensation Committee. However, an actual bonus would normally only exceed the target percentage for the executive if there were extraordinary performance during the year, as determined by our Compensation Committee.

For 2013, the corporate performance objectives generally fell into the categories of progress of the research and development pipeline, financial reporting, investor relations and management to the annual budget. In evaluating management’s performance relative to corporate performance for 2013, our Compensation Committee determined to award a corporate achievement level of 100%. This achievement level was then used to determine each named executive officer’s bonus. The bonuses paid to our named executive officers for 2013 are set forth in the “Summary Compensation Table” above.

2013 Option Grants

In December 2012 and January 2013, the Compensation Committee awarded the following options to our named executive officers: Dr. Luly, options to purchase 23,201 shares; Dr. Or, options to purchase 13,921 shares; and Mr. Mellett, options to purchase 13,921 shares. Each of these option awards has a ten-year term and fully vested on December 31, 2013. Each of the option awards has an exercise price of $14.18 per share, the fair market value of our common stock as of the date of grant.

In March 2013, effective upon the pricing of our initial public offering, the Compensation Committee also awarded the following options to our named executive officers: Dr. Luly, options to purchase 83,526 shares; Dr. Or, options to purchase 41,763 shares; and Mr. Mellett, options to purchase 41,763 shares. Each of these option awards has a ten-year term and vests in accordance with certain performance objectives set by the Compensation Committee related to identification and clinical development of compounds other than EDP-239 and the compounds in our protease inhibitor program partnered with AbbVie, provided that the executive continues to provide services to the company. Each of the option awards has an exercise price of $14.00 per share, the price per share of our common stock in our initial public offering.

Health and Welfare Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees. We believe that these health and welfare benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Retirement Savings

All of our full-time employees in the United States, including our named executive officers, are eligible to participate in our 401(k) plan. Pursuant to our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit (which was $17,000 in 2013), with additional salary deferrals not to exceed $5,500 available to those employees 50 years of age or older, and to have the amount of this reduction contributed to our 401(k) plan. In addition, we make matching contributions in the amount of 2% of base salary, up to a maximum of $4,000 per year. The 401(k) Plan currently does not offer the ability to invest in our securities.

Perquisites

We do not provide significant perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for term life insurance for our named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2013

The following table summarizes the outstanding equity award holdings of our Named Executive Officers as of September 30, 2013:

	Option Awards
Named Executive Officers	Grant Date	Number of Securities Underlying Unexercised Options and Awards (# Exercisable)	Number of Securities Underlying Unexercised Options and Awards (# Unexercisable)	Option Exercise Price ($/Sh)	Option Expiration Date
Jay R. Luly, Ph.D.	07/01/2004	243,674	0	$0.73	07/01/2014
	12/23/2004	14,500	0	$0.73	12/23/2014
	06/23/2006	22,298	0	$1.29	06/23/2016
	07/12/2007	66,645	0	$2.97	07/12/2017
	07/11/2008	18,561	0	$1.98	07/11/2018
	03/05/2009	18,561	0	$1.51	03/05/2019
	05/25/2010	9,280	0	$1.21	05/25/2020
	04/15/2011	18,561	0	$2.54	04/15/2021
	06/20/2012	18,561	0	$11.77	06/20/2022
	12/26/2012	0	23,201	$14.18	12/26/2022
	03/21/2013	0	83,256	$14.00	03/20/2023

Yat Sun Or, Ph.D.	07/01/2004	121,837	0	$0.73	07/01/2014
	12/23/2004	7,250	0	$0.73	12/23/2014
	06/23/2006	11,149	0	$1.29	06/23/2016
	07/12/2007	50,723	0	$2.97	07/12/2017
	07/11/2008	13,921	0	$1.98	07/11/2018
	03/05/2009	13,921	0	$1.51	03/05/2019
	05/25/2010	6,960	0	$1.21	05/25/2020
	06/18/2010	51,044	0	$1.21	06/18/2020
	04/15/2011	13,921	0	$2.54	04/15/2021
	06/17/2011	5,075	725	2.54	06/17/2021
	09/23/2011	19,334	3,867	$2.54	09/23/2021
	06/20/2012	3,857	1,015	$11.77	06/20/2022
	06/20/2012	13,921	0	$11.77	06/20/2022
	12/26/2012	0	13,921	$14.18	12/26/2022
	03/21/2013	0	41,763	$14.00	03/20/2023

Paul J. Mellett	03/19/2004	14,680	0	$0.73	03/19/2014
	07/01/2004	73,102	0	$0.73	07/01/2014
	12/23/2004	4,350	0	$0.73	12/23/2014
	06/23/2006	6,689	0	$1.29	06/23/2016
	07/12/2007	29,274	0	$2.97	07/12/2017
	07/11/2008	6,960	0	$1.98	07/11/2018
	03/05/2009	6,960	0	$1.51	03/05/2019
	05/25/2010	3,480	0	$1.21	05/25/2020
	04/15/2011	6,960	0	$2.54	04/15/2021
	06/20/2012	6,960	0	$11.77	06/20/2022
	12/26/2012	0	8,296	$14.19	12/26/2022
	1/17/2013	0	5,624	$14.18	1/17/2023
	03/21/2013	0	41,763	$14.00	03/20/2023

DIRECTOR COMPENSATION †

The following table summarizes compensation paid to our non-employee directors during or with respect to the fiscal year ended September 30, 2013.

	Fees Earned ($)	Option Awards ($) (1)(2)	All Other Compensation ($)		Total ($)
Non-Employee Directors:
Ernst-Günter Afting, M.D., Ph.D.	33,239	50,778	0		84,017
Stephen Buckley, Jr.	37,211	122,420	0		159,631
Bruce L. A. Carter, Ph.D.	0	0	0		0
Marc E. Goldberg (3)	0	0	0		0
David Poorvin, Ph.D.	33,239	50,778	0		83,017
Helmut M. Schühsler, Ph.D. †	22,507	50,778	0		73,285
Terry Vance	23,831	50,778	0		74,609
Gregory L. Verdine, Ph.D. †	28,374	50,778	10,000	(4)	89,152
Employee Directors:
Jay R. Luly, Ph.D. (5)	0	0	0		0

†	Dr. Verdine resigned as a director on August 18, 2013 and Dr. Schühsler resigned as a director on November 22, 2013. Dr. Carter was appointed to the board of directors on November 22, 2013.
(1)	Amounts shown represent the aggregate grant date fair value of the option awards granted in 2013 to our non-employee directors computed in accordance with FASB Topic ASC 718. These amounts do not correspond to the actual value that will be recognized by the non-employee director with respect to such awards. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2013, filed with the SEC on December 18, 2013.
(2)	The following sets forth the aggregate number of shares underlying outstanding options as of September 30, 2013 for each director included in the table:

Director	Option Shares
Ernst-Günter Afting, M.D., Ph.D.	25,521
Stephen Buckley, Jr.	13,921
Bruce L. A. Carter, Ph.D.	0
Marc E. Goldberg	0
David Poorvin, Ph.D.	49,882
Helmut M. Schühsler, Ph.D. †	5,800
Terry Vance	5,800
Gregory L. Verdine, Ph.D. †	26,971
Jay R. Luly, Ph.D. *	0

*	Excludes outstanding options to purchase an aggregate of 537,368 shares issued to Dr. Luly in his capacity as President and Chief Executive Officer of the Company.
(3)	Consistent with the policy of his investment firm, which has invested in Enanta, Mr. Goldberg has declined any options for which he was eligible as one of our non-employee directors.
(4)	We paid Dr. Verdine $10,000 in consulting fees in 2013 pursuant to a consulting agreement for advisory services in the field of chemistry, biology and drug discovery and development related to macrolides and antibiotics.
(5)	Dr. Luly receives no compensation for his service on the Board. All of his compensation is described above in this Proxy Statement under the heading “Executive Compensation.”

Director Compensation Policy

In connection with, and effective as of, our initial public offering in 2013, we implemented a Non-Employee Director Compensation Policy, pursuant to which our non-employee directors receive an annual retainer of $35,000. In addition, all non-employee directors who serve on one or more committees are eligible to receive the following committee fees:

Committee	Chair	Other Member
Audit Committee	$15,000	$7,500
Compensation Committee	10,000	5,000
Nominating and Corporate Governance Committee	5,000	2,500

Other than the annual retainers and committee fees paid pursuant to our policy described above, non-employee directors are not entitled to receive any cash fees in connection with their service on our Board. In addition, for each year of service after fiscal 2013, each non-employee director will be entitled to an option award with respect to 4,640 shares, vesting monthly over the year of service until the next annual meeting. Any new director will also be entitled to an option award with respect to 9,280 shares upon joining our board of directors, which will vest monthly over three years. In connection with our initial public offering in 2013, each of our non-employee directors (other than Stephen Buckley, Jr.) received an option to purchase 5,800 shares of our common stock granted on March 20, 2013 at an exercise price per share of $14.00 per share, the price to the public of our common stock issued in our initial public offering, which option vests in equal monthly installments over three years. During 2013, additional option grants were made to our directors prior to our initial public offering; specifically, an option to purchase 13,921 shares to Mr. Buckley at an exercise price of $13.45 on November 14, 2012, which vests in equal monthly installments over three years.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to Enanta’s audited financial statements for the year ended September 30, 2013.

The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee Enanta’s accounting and financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee and is available in the “Investors – Corporate Governance” section of our website at www.enanta.com. The Audit Committee is comprised entirely of independent directors as defined by applicable NASDAQ Stock Market standards.

Management is responsible for our internal controls and the financial reporting process. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards established by the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Committee’s responsibility is to monitor these processes. The Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP.

In the course of its oversight of Enanta’s financial reporting process, the Audit Committee:

•	reviewed and discussed with management and PricewaterhouseCoopers LLP Enanta’s audited financial statements for the fiscal year ended September 30, 2013;

•	discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees;

•	received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence;

•	reviewed with management and PricewaterhouseCoopers LLP Enanta’s critical accounting policies;

•	discussed with management the quality and adequacy of Enanta’s internal controls;

•	discussed with PricewaterhouseCoopers LLP any relationships that may impact their objectivity and independence; and

•	considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with its maintaining its independence.

Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in Enanta’s Annual Report on Form 10-K for the year ended September 30, 2013 for filing with the Securities and Exchange Commission.

By the Audit Committee,

Stephen Buckley, Jr., Chair

Ernst-Günter Afting, M.D., Ph.D.

Marc E. Goldberg

David Poorvin, Ph.D.

Audit Fees

PricewaterhouseCoopers LLP, an independent registered public accounting firm, audited our financial statements for the year ended September 30, 2013. The Board of Directors has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2014. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

The aggregate fees for audit and other services provided by PricewaterhouseCoopers LLP for fiscal years 2013 and 2012 are as follows:

	2013	2012
Audit Fees (1)	$886,500	$960,335
Audit-Related Fees	$0	$0
Tax Fees (2)	$34,550	$17,585
All Other Fees (3)	$4,164	$0

Total	$925,214	$977,920

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings as well as for services associated with our initial public offering, which was completed in March 2013.
(2)	These fees were for services related to (a) tax compliance including sales and use taxes and (b) tax planning.
(3)	All other fees include technical accounting research materials.

Our Audit Committee has adopted procedures requiring the pre-approval of all non-audit (including tax) services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the Audit Committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

The standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

All of the non-audit services rendered by PricewaterhouseCoopers LLP with respect to the 2012 and 2013 fiscal years were pre-approved by the Audit Committee in accordance with this policy.

STOCKHOLDER MATTERS

Stockholder Recommendations for Director Nominations

Any stockholder wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee should provide the following information to the Chair of the Nominating and Corporate Governance Committee, Enanta Pharmaceuticals, Inc., 500 Arsenal Street, Watertown, Massachusetts 02472: (a) a brief statement outlining the reasons the nominee would be an effective director for Enanta; (b) (i) the name, age, and business and residence addresses of the candidate, (ii) the principal occupation or employment of the candidate for the past five years, as well as information about any other Board of Directors and board committees on which the candidate has served during that period, (iii) the number of shares of Enanta stock, if any, beneficially owned by the candidate and (iv) details of any business or other significant relationship the candidate has ever had with Enanta; and (c) (i) the stockholder’s name and record address and the name and address of the beneficial owner of Enanta shares, if any, on whose behalf the proposal is made and (ii) the number of shares of Enanta stock that the stockholder and any such other beneficial owner beneficially own. The Committee may seek further information from or about the stockholder making the recommendation, the candidate, or any such other beneficial owner, including information about all business and other relationships between the candidate and the stockholder and between the candidate and any such other beneficial owner.

Deadline for Stockholder Proposals and Director Nominations

In order for a stockholder proposal to be considered for inclusion in Enanta’s proxy materials for the 2015 Annual Meeting of Stockholders, it must be received by Enanta at 500 Arsenal Street, Watertown, Massachusetts 02472 (or such other address as is listed as Enanta’s primary executive offices in its periodic reports under the Securities Exchange Act of 1934) no later than September 12, 2014.

In addition, Enanta’s Bylaws require a stockholder who wishes to bring business before or propose director nominations at the 2015 Annual Meeting of Stockholders to give advance written notice to Enanta’s Secretary not less than 45 days nor more than 60 days before the meeting; provided, however, that if less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Assuming the 2015 Annual Meeting of Stockholders is held on February 6, 2015, this would require that the advance written notice would need to be given between December 8, 2014 and December 23, 2014.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1.	To elect two Class I directors to serve until the 2017 Annual Meeting of Stockholders: 01 - Bruce L. A. Carter 02 - Jay R. Luly	+

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain
2.	To ratify the appointment of PricewaterhouseCoopers LLP as Enanta’s independent registered public accounting firm for the 2014 fiscal year.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at the “Investors – Calendar of Events” section of our website at www.enanta.com.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ENANTA PHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Enanta Pharmaceuticals, Inc. hereby appoints Jay R. Luly, Paul J. Mellett and Nathaniel S. Gardiner, or any one of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the annual meeting of stockholders (the “2014 Annual Meeting”) to be held at 3:00 p.m., local time on Thursday, February 6, 2014, at the offices of Edwards Wildman Palmer LLP, 111 Huntington Avenue, Boston, Massachusetts 02199, and at any adjournments of the meeting, upon the matters set forth on the reverse side of this card. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

This proxy will be voted as directed by the undersigned stockholder. Unless contrary direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1 and FOR ratification of the appointment of Enanta’s independent registered public accounting firm as described in Proposal 2, and in accordance with the determination of a majority of the Board of Directors as to any other matter that may properly come before the meeting or any adjournment thereof. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary either a written notice of revocation of the proxy or a duly executed proxy bearing a later date, or by attending the 2014 Annual Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 2014 Annual Meeting.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

(CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE.)